Exhibit 8.1
São Paulo, September 21, 2009
Banco Santander (Brasil) S.A
Rua Amador Bueno, 474
São Paulo – SP, Brazil
Ladies and Gentlemen:
1. We have acted as Brazilian counsel to Banco Santander (Brasil) S.A., a sociedade por ações organized under the laws of the Federative Republic of Brazil (the “Company”) in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended, of a Registration Statement on Form F-1 (File No. 333-161704) (as amended to the date hereof, the “Registration Statement”).
2. We hereby confirm that the discussion set forth in the Registration Statement and the related prospectus in the “Taxation” caption, and “Brazilian Tax Considerations” and “Other Brazilian Taxes” sub-captions, insofar as such discussion constitutes summaries of Brazilian law, is our opinion on the matters referred to therein based on what is expressed in Brazilian law currently in force.
3. We hereby consent to the filing of this opinion with the SEC as an exhibit to the Company’s Registration Statement and to any related supplemental registration statement filed pursuant to the rule applicable and to the reference of our name under the caption “Legal Matters”.

Very truly yours,

Pinheiro Neto Advogados

By	/s/ Pinheiro Neto Advogados

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